UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2006

FIRST HORIZON PHARMACEUTICAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6195 Shiloh Road
Alpharetta, Georgia  30005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                                             Entry into a Material Agreement

On January 24, 2006, the Compensation Committee of the Board of Directors of First Horizon Pharmaceutical Corporation (the “Company”) authorized the annual grant of shares of restricted Company common stock and options to purchase shares of the Company’s common stock to the Company’s executives as a component of the Company’s executive compensation program.  These special awards were granted under the Company’s 2002 Stock Plan, as amended and restated effective May 7, 2004, to the following Named Executive Officers:

		Options	Restricted Shares

Patrick Fourteau	Chief Executive Officer, President	75,000	60,000

Darrell Borne	Chief Financial Officer, Secretary and Treasurer	40,000	30,000

Sam Gibbons	Vice President, Sales	—	12,000

Leslie Zacks	Vice President, Legal and Administration	—	15,000

Michael Mavrogordato	Vice President, Business Development	—	15,000

Fifty percent of the shares subject to each grant (both options and restricted stock grants) will vest in equal annual installments on January 24 of each of 2007, 2008, 2009 and 2010.  Fifty percent of the shares subject to each grant will vest over three years if certain Company performance goals are met; otherwise, all such shares shall vest on January 24, 2011.  On the date of the grant, the average of the high and low sales price of the Company’s common stock was $15.785.

Item 9.01                                             Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON PHARMACEUTICAL CORPORATION
(Registrant)

By:	/s/ Darrell Borne
Name:	Darrell Borne
Title:	Chief Financial Officer

Date: January 27, 2006